UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2018

SEARS HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51217, 001-36693	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3333 Beverly Road

Hoffman Estates, Illinois 60179

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 286-2500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure

On February 15, 2018, Sears Holdings Corporation (“Holdings,” the “Company,” “we” or “our”) commenced private exchange offers (the “Exchange Offers”) for its outstanding 8% Senior Unsecured Notes Due 2019 and 6 5/8% Senior Secured Notes Due 2018, as the Company previously disclosed was contemplated in its press release dated January 23, 2018.

In connection with the Exchange Offers, the Company is disclosing the following information with respect to its financial performance for the fourth quarter of 2017 and certain transactions consummated since the end of the third quarter of 2017:

Fourth Quarter Financial Update

Despite challenges in the retail environment during the fourth quarter of 2017, we expect to deliver another quarter of improvement in Adjusted EBITDA. We expect Adjusted EBITDA of between $(10) million and $10 million for the fourth quarter of 2017 compared to an Adjusted EBITDA loss of $(61) million in the fourth quarter of 2016. This year-over-year improvement continues to demonstrate that the restructuring actions taken in 2017, including the closure of unprofitable stores, have resulted in meaningful improvement in our performance.

We expect total revenues of $4.4 billion for the fourth quarter of 2017, compared to $6.1 billion in the prior year fourth quarter. We follow a retail-based financial reporting calendar. Accordingly, our fourth quarter 2017 results reflect the 14-week period ended February 3, 2018, whereas 2016 contained 13 weeks for the fourth quarter. Total comparable store sales for the fourth quarter declined 15.6%, comprised of a decrease of 12.2% at Kmart and a decrease of 18.1% at Sears Domestic.

In addition, we expect net income attributable to Sears Holdings’ shareholders of between $140 million and $240 million in the fourth quarter of 2017, which is inclusive of a non-cash tax benefit of approximately $445 million to $495 million related to tax reform, as well as a non-cash impairment charge related to the Sears trade name of between $50 million and $100 million. This compares to a net loss attributable to Sears Holdings’ shareholders of $607 million in the prior year fourth quarter, which was inclusive of a non-cash impairment charge related to the Sears trade name of $381 million. We have provided a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net income attributable to Sears Holdings’ shareholders below.

Adjusted EBITDA Reconciliation

In addition to our net income attributable to Sears Holdings’ shareholders determined in accordance with Generally Accepted Accounting Principles (“GAAP”), for purposes of evaluating operating performance, we use Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), which is a non-GAAP measure. The table below provides a reconciliation of GAAP to adjusted amounts. We believe that our use of Adjusted EBITDA provides an appropriate measure for investors to use in assessing our performance across periods, given that these measures provide adjustments for certain significant items, which may vary significantly from period to period, improving the comparability of year-to-year results, and is therefore representative of our ongoing performance. Therefore, we have adjusted our results for such items to make our statements more useful and comparable. However, we do not, and do not recommend that investors, solely use adjusted amounts to assess our financial performance.

Millions	Q4 2017
	Low	High
• Expected net income attributable to Holdings’ shareholders	$140	$240
• Plus domestic pension expense(1) and significant items not included in Adjusted EBITDA(2)	360	320
• Plus income statement line items not included in EBITDA consisting of income taxes, interest expense, interest and investment income (loss), other income (loss), depreciation and amortization expense and gain on sales of assets	(510)	(550)

Adjusted EBITDA	$(10)	$10

(1)	The annual pension expense included in our statement of operations related to our legacy domestic pension plans is comprised of interest cost, expected return on plan assets and amortization of experience losses. Gains and losses occur when actual experience differs from the estimates used to allocate the change in value of pension plans to expense throughout the year or when assumptions change, as they may each year. Significant factors that can contribute to the recognition of actuarial gains and losses include changes in discount rates used to remeasure pension obligations on an annual basis or, upon a qualifying remeasurement, differences between actual and expected returns on plan assets and other changes in actuarial assumptions. Management believes these actuarial gains and losses are primarily financing activities that are more reflective of changes in current conditions in global financial markets (and in particular interest rates) that are not directly related to the underlying business and that do not have an immediate, corresponding impact on the benefits provided to eligible retirees. This adjustment eliminates the entire pension expense from the statement of operations to improve comparability.

(2)	Significant items not included in Adjusted EBITDA include impairment charges related to fixed assets and intangible assets, closed store and severance charges, transaction costs associated with strategic initiatives, items associated with legal matters and costs associated with natural disasters.

Sears’ Transformation; Recent Transactions

In order to remain a viable competitor in the face of a very challenging retail environment, Holdings is working to transform to a less asset-intensive business model, with a store footprint and digital capabilities meeting consumer needs and preferences. In support of our ongoing transformation efforts, since April 2016, Holdings has taken a number of actions to support its operations and enhance liquidity in order to meet its obligations, in light of losses and negative cash flows experienced over the past several years. These actions include:

•	The completion of various secured and unsecured financing transactions which resulted in $3.3 billion in total borrowings (including $357 million of new financing since January 1, 2018), the extension of the maturity of certain of our indebtedness, and the amendment to other terms of certain of our indebtedness to increase our overall financial flexibility, including:

•	a $750 million senior secured term loan under our amended and restated credit agreement secured by first liens on our inventory and other working capital assets (the “Amended Domestic Credit Agreement”), maturing in July 2020 (with $571 million principal amount outstanding as of October 28, 2017 and as of February 14, 2018);

•	the extension of the maturity date of the initial $1.0 billion term loan under our Amended Domestic Credit Agreement (with $724 million principal amount outstanding as of October 28, 2017 and $398 million principal amount outstanding as of February 14, 2018) from June 2018 to January 2019 (with a right of the borrowers thereunder to further extend such maturity, subject to the satisfaction of certain conditions, to July 2019);

•	amendments to our Amended Domestic Credit Agreement to increase the maximum permissible short-term borrowings of the Company from $750 million to $1.25 billion;

•	a letter of credit and reimbursement facility, of which $271 million was committed and utilized as of October 28, 2017 and as of February 14, 2018;

•	a $500 million real estate loan facility (the “2016 Secured Loan Facility”) originally maturing in July 2017, initially extended to January 2018, subsequently extended to April 2018 and further extended, subject to payment of an extension fee, to July 2018 (with $263 million principal amount outstanding as of October 28, 2017 and $253 million principal amount outstanding as of February 14, 2018);

•	a $500 million real estate loan facility maturing in July 2020 (with $384 million principal amount outstanding as of October 28, 2017 and as of February 14, 2018);

•	a $200 million real estate loan facility maturing in April 2018 and extendable, subject to extension of the 2016 Secured Loan Facility, to July 2018 (with $185 million principal amount outstanding as of October 28, 2017 and $145 million principal amount outstanding as of February 14, 2018);

•	a $300 million second-lien term loan facility maturing in July 2020 (with $300 million principal amount outstanding as of October 28, 2017 and as of February 14, 2018);

•	a $500 million, uncommitted second-lien line of credit loan facility and an amendment to that facility to extend the maximum duration of the line of credit loans to 270 days and permit total borrowings of up to $600 million (of which $413 million principal amount was funded as of October 28, 2017 and $545 million principal amount is funded as of February 14, 2018);

•	term loans incurred in January 2018 in an aggregate amount of $210 million principal amount (all of which are outstanding as of February 14, 2018) secured by certain intellectual property and real property (with a right of the borrowers thereunder to incur up to $90 million of additional term loans thereunder, subject to the satisfaction of certain conditions and the agreement of the incremental lenders);

•	an amendment to the indenture governing our 6 5⁄8% Senior Secured Notes Due 2018 to increase the maximum permissible borrowings secured by inventory to 75% of book value of such inventory from 65% and defer the collateral coverage test for purposes of the repurchase offer covenant in the indenture to restart it with the second quarter of 2018 (such that no collateral coverage event can occur until the end of the third quarter of 2018);

•	an amendment to our five-year pension plan protection and forbearance with the Pension Benefit Guaranty Corporation providing for the release of 138 of our properties from a ring-fence arrangement created under our five-year pension plan protection and forbearance agreement in exchange for the payment of approximately $407 million into the Sears pension plans (which Holdings expects to raise through a credit facility secured by such properties); and

•	various commercial paper issuances (with $40 million principal amount outstanding at October 28, 2017 and $0 outstanding as of February 14, 2018).

•	Achievement of $1.25 billion in annualized cost savings in 2017, including by simplifying Holdings’ organizational structure, streamlining operations, reducing unprofitable categories and the closure of under-performing stores.

•	The sale of the Craftsman brand to Stanley Black & Decker for consideration consisting of cash payments and a royalty with an aggregate estimated net present value of approximately $900 million.

•	Sales of real estate and other assets for net cash proceeds of $1.5 billion through October 28, 2017 and $1.7 billion through the date hereof.

Subject to consummation of the Exchange Offers and the effectiveness of the proposed amendments to the indenture governing the 6 5/8% Senior Secured Notes due 2018, Holdings and ESL Investments, Inc. have expressed a mutual intention to amend the credit agreement governing our $300 million second lien term loan to provide that interest on such indebtedness may be paid in kind, and that Holdings’ obligations thereunder may be exchanged for Holdings common stock on the same terms as the notes being privately offered in exchange for 6 5/8% Senior Secured Notes Due 2018.

Also subject to consummation of the Exchange Offers and effectiveness of the proposed amendments to the indenture governing the 6 5/8% Senior Secured Notes due 2018, Holdings and third party holders of approximately $99 million in principal amount of senior unsecured notes of various series issued by Holdings’ wholly owned subsidiary, Sears Roebuck Acceptance Corp., have expressed a mutual intention to exchange such indebtedness for new indebtedness of the same principal amount, maturing March 2028 and bearing interest at a rate of 7% per annum, except that interest on such new indebtedness may be paid in kind (in which event the interest rate in respect of the applicable interest period would be 12% per annum).

Item 8.01 Other Events

The Company will hold its 2018 annual meeting of stockholders on May 9, 2018.

Private Securities Litigation Reform Act of 1995 –

A Caution Concerning Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions that these forward-looking statements are subject to risks, uncertainties and assumptions, many of which are beyond its control, that may cause actual results to differ materially from those indicated in the forward-looking statements for a number of reasons, including, without limitation, risks and uncertainties relating to the commencement of the private exchange offers and negotiated exchange of, or amendments to, certain other indebtedness, statements about our strategic restructuring program and anticipated results of strategic initiatives, our transformation through our integrated retail strategy, our plans to redeploy and reconfigure our assets, our plans to market and sell a portion of our existing real estate assets, our liquidity, our ability to exercise financial flexibility as we meet our obligations and pursue possible strategic transactions, and other statements that describe the Company’s plans. Whenever used, words such as “will,” “expects,” “intends,” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements, including these, are based on the current beliefs and expectations of our management and are subject to significant risks, assumptions and uncertainties, many of which are beyond the Company’s control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Additional information concerning other factors is contained in the Company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company intends these forward-looking statements to speak only as of the time made and, except as required by law, does not undertake to update or revise them as more information becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION

Dated: February 15, 2018	By:	/s/ Robert A. Riecker
Robert A. Riecker
Chief Financial Officer